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                                                                    Exhibit 23.1


              Consent of Grant Thornton LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Amendment to Form S-3 Registration Statement (No. 333-35249) and related Prospectus of Prosoft I-Net Solutions, Inc. for the registration of 5,911,059 shares of its common stock and the Post-Effective Amendment on Form S-3 to Registration Statements on Form S-1 (Nos. 333-11247 and 333-28993) for the registration of an aggregate of 3,982,955 shares of its common stock and to the incorporation by reference therein of our report dated September 11, 1998 (November 12, 1998), with respect to the consolidated financial statements of Prosoft I-Net Solutions, Inc. as of and for the year ended July 31, 1998, included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                    Grant Thornton LLP

Dallas, Texas
December 7, 1998